Exhibit 10.8

Heritage Distilling Holding Company, Inc.

EXCHANGE SUBSCRIPTION AGREEMENT

9668 Bujacich Road

Gig Harbor, WA 98332

Ladies and Gentlemen:

The undersigned holder(s) (the “Holder”) of (i) Unsecured Subordinated Convertible Promissory Note(s) Due August 29, 2026 (the “Notes”) of Heritage Distilling Holding Company, Inc. (the “Company”) in the aggregate principal amount as shown on Exhibit A to this Agreement and (ii) Common Stock Purchase Warrants issued by the Company on or around __________ (the “Warrants”), exercisable for the number of shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) set forth next to the Holder’s name on Exhibit A to this Agreement, does hereby certify to, and agree with, the Company as follows:

1. The Holder is the owner of the Notes in the aggregate principal amount set forth on Exhibit A and Warrants exercisable for the number of shares of Common Stock set forth next to the Holder’s name on Exhibit A. The Holder acknowledges that this Exchange Subscription Agreement is one of a series of Exchange Subscription Agreements (the “Other Exchange Agreements”) entered into by the Company on or around the date hereof with other holders (the “Other Holders”) of promissory notes (the “Other Notes”) and common stock purchase warrants (the “Other Warrants”) of the Company that are on terms similar to the Notes and the Warrants, pursuant to which such Other Holders will exchange such Other Notes and Other Warrants for shares of Common Stock and/or Pre-Funded Warrants on terms substantially similar hereto.

2. The Company has offered the Holder the opportunity to subscribe for and purchase (i) the number of shares of Common Stock of the Company set forth next to the Holder’s name on Exhibit A (the “Exchange Shares”) and/or (ii) if elected by the Holder as indicated on the Holder’s signature page hereto, a pre-funded warrant exercisable for the number of shares of Common Stock set forth on the Holder’s signature page hereto, in the form attached hereto as Exhibit B (the “Pre-Funded Warrant” and the shares of Common Stock underlying the Pre-Funded Warrant, the “Pre-Funded Warrant Shares”) in exchange for all of the Notes, including the accrued interest thereon through February 29, 2024 (the “Effective Date”), in the amount set forth next to the Holder’s name on Exhibit A, and all of the Warrants.

The exchange will be effective on the Effective Date. If the Company has not listed the Common Stock on a national or international securities exchange on or prior to February 29, 2025 as part of a SPAC/deSPAC merger (the “deSPAC Merger”) or through and initial public offering (the “IPO”), the Holder will have the right to exchange the Exchange Shares and, if applicable, the Pre-Funded Warrant and Pre-Funded Warrant Shares for promissory notes (the “New Notes”) and common stock purchase warrants (the “New Warrants”) on terms substantially similar to the Notes and Warrants, respectively, exchanged hereunder. The principal amount of the New Notes will be equal to the sum of (i) the principal amount of the Notes and (ii) the amount of interest that would have accrued on the New Notes had the New Notes been issued on the same day as the Notes. For the avoidance of doubt, the accrued interest under the New Notes will include interest that would have accrued between the Effective Date and the date of issuance of the New Notes as if the Notes had remained outstanding during the entirety of such period. The New Warrants will be exercisable for the number of shares of Common Stock for which the Warrants were exercisable.

3. The Holder does hereby irrevocably elect to exchange the Notes and Warrants and to subscribe to (i) the number of shares of Common Stock set forth next to the Holder’s name on Exhibit A (less, if applicable the number of Pre-Funded Warrant Shares) and, if applicable, (ii) the Pre-Funded Warrant exercisable for the Pre-Funded Warrant Shares. Upon acceptance by the Company of such exchange and subscription, the Holder’s Note(s) and Warrant(s) shall be cancelled by the Company, and the Company shall have no further obligations with respect thereto, and the Company shall issue to the Holder the requisite number of shares of Common Stock and, if applicable, the Pre-Funded Warrant. Each Holder hereby irrevocably waives, with respect to the shares of the Company’s common stock received by such Holder pursuant to the Exchange Agreement, any and all rights that it might have, whether under the Exchange Agreement, applicable law or otherwise, to receive securities of the Company, including but not limited to common stock purchase warrants, issued by the Company following the date hereof to its stockholders of record as of May 31, 2023. Notwithstanding the foregoing, this Section 3 shall not effect a Holder’s right to receive any such securities of the Company with respect to shares of the Company’s common stock owned by such Holder as of May 31, 2023.

4. The Holder hereby acknowledges, represents, warrants and agrees as follows:

(a) None of the shares of Common Stock to be issued to the Holder upon exchange of the Notes and the Warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws;

(b) The Holder has received all documents related to the Company requested by the Holder, has carefully reviewed them and understands the information contained therein;

(c) Neither the Securities and Exchange Commission nor any state securities commission has approved the Common Stock to be issued hereunder, or passed upon or endorsed the merits of the offering of such Common Stock;

(d) The Holder has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Holder;

(e) In evaluating the suitability of an investment in the Company, the Holder has not relied upon any representation or other information (oral or written) other than as contained in documents or answers to questions so furnished to the Holder by the Company;

(f) The Holder is acquiring the Common Stock and, if applicable, the Pre-Funded Warrant solely for the Holder’s own account for investment and not with a view to resale or distribution thereof, in whole or in part; the Holder has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of such Common Stock or, if applicable, the Warrant; and the Holder has no plans to enter into any such agreement or arrangement;

(g) The Holder meets the requirements of at least one of the suitability standards for an “accredited investor” as such term is defined the Securities Act; and

(h) The Holder’s Common Stock may be subject to Lock Up Agreements and / or Leak Out Agreements required during the IPO process, and Holder agrees to execute such Lock Up Agreements and / or Leak Out Agreements as required by the Company or its underwriters as part of the IPO process. Holder understands failure to execute such agreements may delay or hinder Holder’s receipt or transfer of Common Stock through the Company’s selected transfer agent process.

5. All questions concerning the construction, validity, enforcement and interpretation of this Exchange Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereunder (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Tacoma, Washington (the “Washington Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Washington Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Washington Courts, or such Washington Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Notes and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Exchange Subscription Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Exchange Subscription Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

6. (a) This Exchange Subscription Agreement constitutes the entire agreement between the Holder and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. No provision of this Exchange Subscription Agreement and the Other Exchange Agreements may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the holders holding at least a majority of the principal amount of the Notes and Other Notes exchanged hereunder and under the Other Exchange Agreements; provided, that any such waivers, modifications, supplements and amendments shall apply equally to this Exchange Subscription Agreement.

(b) The Holder’s representations and warranties made in this Exchange Subscription Agreement shall survive the execution and delivery hereof and the delivery of the Common Stock contemplated hereby.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Exchange Subscription Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(d) This Exchange Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Exchange Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Exchange Subscription Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Holder has executed this Exchange Subscription Agreement on _______________________.

If the Holder is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Social Security Number
Printed Name:	Date:

Social Security Number
Printed Name:	Date:

Address

Number of Pre-Funded Warrant Shares:

If the Holder is a PARTNERSHIP, CORPORATION, or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation or Trust	Identification Number

Date

By:
Name:	State of Organization
Title:

Address

Number of Pre-Funded Warrant Shares: ____________________________

SUBSCRIPTION ACCEPTED AND AGREED TO

on _________________

Heritage Distilling Holding Company, Inc.

By:
Name:	Justin Stiefel
Title:	Chief Executive Officer

[Signature Page – Exchange Subscription Agreement]

Exhibit A

Holder	Aggregate Principal Amount of Note(s)	Aggregate Accrued and Unpaid Interest on Note(s)	Warrant Shares	Exchange Shares

A-1

Exhibit B

Form of Pre-Funded Warrant (if any)